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                                                                     Exhibit 1.1

                         PRESTIGE FINANCIAL CENTER, INC.
                               MEMBERS NASD, SIPC


May 15, 2001

Board of Directors
Peoples Federal Savings Bank
Second & Bridgeway Streets
P.O. Box 119
Aurora, IN  47001-0119


Attention: Mr. Mel E. Green, Chief Executive Officer

To the Members of the Board of Directors:

This letter sets forth the terms and conditions of the engagement (the "Engagement") of Prestige Financial Center, Inc. ("Prestige") by Peoples Federal Savings Bank (the "Company") to act as the Company's investment banker in connection with the Company's:

     o Conversion from the mutual form of organization to the stock form of organization (the "Conversion").


In connection with the Engagement, Prestige will provide services to the Company, including:

MARKETING ADVISORY SERVICES - SUBSCRIPTION AND COMMUNITY OFFERING

     o    Review of the offering materials from a marketing perspective;
     o Provide the Company general securities training regarding the sale of securities including the delivery of a training and compliance manual for the Company's staff and Board of Directors to utilize as a reference source to mitigate potential liability;
     o Preparation of marketing materials for use in the Subscription and Community Offering;
     o Assist in the establishment and oversight of the Stock Sales Center for the following:
          o    Tracking of sales prospects;
          o    Tabulation and reconciliation of stock orders; and,
          o    Preparation of daily sales reports.
     o Upon conclusion of the Offering, assist in the preparation of data to be provided to the transfer agent for issuance of stock certificates;
     o    Assistance in the collection and tabulation of Proxies including:
          o Development of marketing materials detailing the importance of the proxy solicitation to the Company's customers;
          o Provide the Company's staff training regarding the proxy solicitation process and development of a strategy to enhance the return of proxies;
          o    Oversight of the processing of proxies received;
          o    Oversight of the tabulation of the proxies; and,
          o Assist in the development of the proxy report to be delivered at the special member meeting called to consider and vote on the conversion.


                       North Shore Towers Financial Center
              271-603 Grand Central Parkway, Floral Park, NY 11005
                                 (718) 229-4500


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Mr. Mel E. Green
Peoples Federal Savings Bank
May 15, 2001
Page 2


INVESTMENT BANKING SERVICES - SUBSCRIPTION AND COMMUNITY OFFERING

     o Prestige will serve as investment banker to the Company in connection with the Company's offering of common stock. As investment banker our services will include:
          o Prestige will act as placement agent on a best efforts basis for the sale of the common stock to prospective investors;
          o Organization of informational meetings to provide prospective investors details on the Offering; and,
          o Development of a marketing campaign related to the Subscription and Community offering.

Prestige will provide on-sight sales support in the form of NASD licensed professionals during the Subscription and Community Offering. The Company agrees to provide facilities, equipment and staffing for the Sales Center as needed.


INVESTMENT BANKING SERVICES - BROKER-DEALER SYNDICATION OFFERING

In the event that the total shares offered by the Company are not sold during either the Subscription or Community Offering, Prestige will seek to form a broker-dealer syndicate organized to sell, on a best-efforts basis, the remaining unsold shares.


ENGAGEMENT TERMS

As consideration for our services, the Company will compensate Prestige as follows:

     o A marketing fee equal to $85,000. Such marketing fee shall be payable upon the completion of the Conversion and issuance of the common stock by the Company.

     o In the event that the total shares offered by the Company are not sold in the Subscription and Community Offering and Prestige has been authorized to form a group of broker-dealers by the Company to sell the remaining shares on a best efforts basis, the cost to the Company for the sale of these additional shares will be negotiated prior to the formation of the broker-dealer syndicate.


In addition to any fees payable to Prestige pursuant to this Engagement, the Company agrees to reimburse Prestige on a timely basis for all reasonable out-of-pocket expenses and disbursements, including underwriter's counsel, database charges, travel, printing, copying, communications, mailing and delivery and all other related expenses incurred in connection with this Engagement, however, such reimbursement shall not exceed $25,000.00 unless an additional amount is agreed upon in writing by the Company.

In addition, the Company will pay all costs and expenses incident to the purchase, sale and delivery of the shares of common stock, including, but not limited to, all fees and expenses of filing with regulatory agencies and the National Association of Securities Dealers, Inc. ("NASD"), all Blue Sky fees and expenses, all auditing and accounting fees, all promotion and printing costs, including costs of printing the registration statement, the placement agent documents, blue sky memoranda and as many prospectuses as Prestige deems reasonably necessary.

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Mr. Mel E. Green
Peoples Federal Savings Bank
May 15, 2001
Page 3

The Company agrees to furnish Prestige with such information and data regarding the Company, as Prestige reasonably believes appropriate to this Engagement and to provide reasonable access to the Company's management, accountants and legal representatives (collectively, "Information"). In connection with Prestige' use of the Information, the Company represents and warrants that Prestige is entitled to rely on the accuracy and completeness of such Information without making any independent verification thereof.


DURATION OF ENGAGEMENT

The period of Prestige' Engagement will extend from the date hereof until May 31, 2002, or upon conclusion of the Conversion should the Conversion be completed prior to May 31, 2002.


NON-DISCLOSURE

Any information given to Prestige by the Company which is designated by the Company as confidential and marked as such will not be disclosed by Prestige or its directors, officers or employees to any third party without the Company's prior authorization, and Prestige will keep such information confidential except to the extent (a) such information is disclosed by Prestige to its attorneys or to its agents who need to know the information in connection with the services of Prestige hereunder; (b) such information is otherwise publicly available through a source other than Prestige; (c) disclosure thereof is required by law or requested by any governmental agency or body, or; (d) such disclosure may be required by court order in litigation in which Prestige or any of its present or former directors, officers, employees, agents, representatives or any person who controls Prestige is, or is threatened to be made, a party.

The Company acknowledges that all opinions and advice (written or oral) given by Prestige to the Company in connection with Prestige' engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) and the Company agrees that no such opinions or advice shall be used to solicit any shareholder (or member) approval of the Conversion or for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Prestige be made by the Company (or such persons), without the prior written consent of Prestige except to the extent that (a) such information is otherwise publicly available through a source other than the Company; (b) disclosure thereof is required by law or requested by any governmental agency or body, or;
(c) such disclosure may be required by court order in litigation in which the Company or any of its present or former directors, officers, employees, agents, representatives is, or is threatened to be made a party.


EXCLUSIVITY

Prestige may perform services for other clients (including other financial institutions) during the effectiveness of this agreement.


INDEMNIFICATION

The Company shall indemnify and hold harmless Prestige and any of its directors, officers, employees, agents and affiliates from and against any and all loss, cost, damage, claim, liability (including, but not

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Mr. Mel E. Green
Peoples Federal Savings Bank
May 15, 2001
Page 4

limited to, all losses and expenses in connection with claims under the state or federal thrift, banking, and security laws) or expense of any kind, including attorneys fees and other expenses incurred in investigating, preparing to defend and defending any claim or claims in any manner arising in connection with the services called for under this Engagement, provided however, that any payments for in this section shall not be paid or payable if Prestige or any of its directors, officers, employees, agents or affiliates is found by a court to have been grossly negligent or to have acted in bad faith in performing the services which are the subject of this Engagement.

Should Prestige or its personnel be requested by the Company to provide documentary evidence or testimony in connection with any proceeding in which it is not a party, the Company agrees to pay all reasonable expenses (including fees incurred for legal counsel) in complying with any such request and $2,000 per day for any sworn testimony.


UNDERWRITING AGREEMENT

The Company and Prestige will enter into an Underwriting Agreement prior to commencement of the Offering that will include the provisions contained herein as well as the normal representations, warranties and other conditions for such transactions.


ADDITIONAL PROVISIONS

Should the Conversion be consummated, Prestige may include, at its expense, a tombstone or similar notice in selected periodicals.

APPLICABLE LAW

This Engagement will be governed by and construed in accordance with the laws of the State of New York and will be binding upon, inure to the benefit of, and be enforceable by the parties or their respective successors.

If you are in agreement with the terms of this letter of Engagement, please sign, date and return one of the enclosed copies. One set of originals should be retained for your files.



Sincerely,                                   AGREED AND ACCEPTED BY:

PRESTIGE FINANCIAL CENTER, INC.              PEOPLES FEDERAL SAVINGS BANK

BY:    /s/ Lawrence Kirshbaum                BY: /s/ Mel E. Green
       -----------------------                   ----------------------------
       Lawrence Kirshbaum                        Mel E. Green
       President                                 Chief Executive Officer